EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ProLink Holdings Corp. (the “Company”) on Form 10-QSB for the period ended April 1, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Lawrence D. Bain, Chief Executive Officer of the Company, and Barry A. Sullivan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(3)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer May 15, 2006

By:	/s/ Barry A. Sullivan
Barry A. Sullivan Chief Financial Officer May 15, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to ProLink Holdings Corp. and will be retained by ProLink Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.